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                                                                    EXHIBIT 23.6


                    [HARPER AND ASSOCIATES, INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to (i) the inclusion, and the incorporation by reference, in the prospectus (the "Prospectus") constituting a part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed by Queen Sand Resources, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve reports relating to the proved oil and natural gas reserves and future net revenues of oil and natural gas reserves as of June 30, 1996 and, with respect to the Nasgas Properties, as of June 30, 1997 and all references to such report letters and/or this firm in such Prospectus and (ii) further consent to our being named as an expert therein in the section titled "Engineers."


                                       HARPER AND ASSOCIATES, INC.